Exhibit 4.2

STOCKHOLDERS’ AGREEMENT

OF

5.11 ABR Corp.

THIS STOCKHOLDERS’ AGREEMENT (the “Agreement”) is made as of August 31, 2016, by and among 5.11 ABR Corp., a Delaware corporation (the “Company”), Compass Group Diversified Holdings LLC, a Delaware limited liability company (“CODI” and, together with its successors, transferees and assigns, the “Majority Stockholder”), each of the other stockholders listed on the signature page hereto, and any Additional Holders (as defined herein) from time to time a party hereto.

RECITALS

WHEREAS, the Majority Stockholder and the other stockholders listed on the signature page hereto currently own beneficially and of record all of the outstanding Shares (as defined herein) of the Company; and

WHEREAS, the Stockholders and the Company desire to set forth certain rights, preferences, privileges, obligations and restrictions accorded to and imposed on some or all of the Stockholders;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises herein contained, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1. Definitions. Whenever used in this Agreement, the following terms shall have the following respective meanings:

1.1 “Additional Holder” and “Additional Holders” mean any additional Stockholder or Stockholders, as the case may be, who from time to time become party to this Agreement by signing an Additional Holder Signature Page or who receive Shares pursuant to a Transfer permitted hereunder.

1.2 “Additional Holder Signature Page” means an Additional Holder signature page in the form attached hereto as Exhibit A.

1.3 “Affiliate” of any particular Person means any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such particular Person.

1.4 “Agreement” has the meaning set forth in the first paragraph hereto.

1.5 “Arbitration Rules” has the meaning set forth in Section 6.1(a).

1.6 “Board” has the meaning set forth in Section 2.5(a).

1.7 “Bridge” has the meaning set forth in Section 2.7(d).

1.8 “Call Option Notice” has the meaning set forth in Section 2.5(b).

1.9 “Call Option Right” has the meaning set forth in Section 2.5(b).

1.10 “Cause” shall mean, with respect to any Restricted Stockholder that is an employee of the Company, (i) the meaning specified in the employment agreement between such Restricted Stockholder and the Company or (ii) if there is no such employment agreement (or if no such meaning is specified therein), the occurrence of one or more of the following by such Restricted Stockholder: (A) willful violation of the Restricted Stockholder’s fiduciary duties to the Company, including the duty of loyalty and the corporate opportunity doctrine, (B) commission of, the indictment or conviction for, or the entry of a plea of nolo contendere (or similar plea) to a charge of, (1) any crime involving fraud, dishonesty, misappropriation or embezzlement, or (2) any felony, (C) any violation of law that causes material injury to the business of the Company or any of its subsidiaries, (D) failure to comply with the Company’s reasonable orders or directives or the Company’s reasonable rules, regulations, policies, procedures or practices that are not inconsistent with applicable law, which results in material harm to the Company, (E) refusal to comply with the Company’s reasonable orders or directives or the Company’s reasonable rules, regulations, policies, procedures or practices that are not inconsistent with applicable law, which continues uncured for 10 days following written notice thereof from the Company to the Restricted Stockholder, (F) gross negligence or willful misconduct in connection with the performance of the Restricted Stockholder’s duties to the Company, and (G) any material breach by the Restricted Stockholder of the employment agreement or non-competition agreement between such Restricted Stockholder and the Company, and in the case of each of (D) or (G), which, if curable, continues uncured for 30 days following written notice thereof from the Company to such Restricted Stockholder.

1.11 “CODI” has the meaning set forth in the first paragraph hereto.

1.12 “Common Stock” means the Company’s common stock, par value $0.001 per share.

1.13 “Company” has the meaning set forth in the first paragraph hereto.

1.14 “Confidential Information” means any proprietary, non-public data or information related to the Company or any of its subsidiaries, including financial data, trade secrets, and other proprietary, non-public information (including technologies, methodologies, customer related information, pricing and cost information, operational information and business and marketing plans) furnished to or learned by Stockholder or any Affiliate of the Stockholder at any time during such Stockholder’s ownership of capital stock, options or other ownership interests of the Company.

1.15 “Contribution Agreement” means that certain Contribution Agreement, by and among the Company and the Rollover Investors (as defined therein) party thereto, dated as of July 29, 2016.

1.16 “Control” (including the terms “controls,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

1.17 “Disposition Notice” has the meaning set forth in Section 2.4(a).

1.18 “Dispute” has the meaning set forth in Section 6.1(a).

1.19 “Drag Along Stockholder” has the meaning set forth in Section 2.4(b).

1.20 “Drag Along Right” has the meaning set forth in Section 2.4(b).

1.21 “Excluded Issuances” has the meaning set forth in Section 2.7(c).

1.22 “Exempt Transfers” has the meaning set forth in Section 2.3.

1.23 “Family Members” has the meaning set forth in Section 2.3.

1.24 “Good Reason” shall mean, with respect to any Restricted Stockholder that is an employee of the Company or any of its subsidiaries, (i) the meaning specified in the employment agreement between such Restricted Stockholder and the Company or (ii) if there is no such employment agreement (or if no such meaning is specified therein), such Restricted Stockholder’s resignation from employment with the Company at any time within 90 days following the expiration of the Company cure period (discussed below) following the occurrence of one or more of the following without the Restricted Stockholder’s written consent: (A) a reduction in the Restricted Stockholder’s base salary (excluding bonuses and all other compensation) below the amount on the date hereof (other than a substantially similar reduction applicable to all Restricted Stockholders that are employees of the Company), (B) a material diminution in the duties, responsibilities or authority of the Restricted Stockholder such that the Restricted Stockholder is no longer playing the role of an officer of 5.11, Inc., or (C) the Company moves the Restricted Stockholder’s primary location of employment by more than 50 miles from the Restricted Stockholder’s primary location of employment as of the date hereof. Under this Agreement, the Restricted Stockholder will not be able to resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than 30 days following the date of such notice.

1.25 “Lender” has the meaning set forth in Section 2.4(a).

1.26 “Majority Stockholder” has the meaning set forth in the first paragraph hereto.

1.27 “Merger Agreement” shall mean that certain Agreement and Plan of Merger, by and among the Company, 5.11 Merger Corp., 5.11 Acquisition Corp. and the Securityholders’ Agent (as defined therein), dated July 29, 2016.

1.28 “Offer Notice” has the meaning set forth in Section 2.7(a).

1.29 “Person” means an individual, corporation, partnership, bank, limited liability company, trust, association, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

1.30 “Permitted Trust Holder” has the meaning set forth in Section 2.3.

1.31 “Pledge” has the meaning set forth in Section 2.4(a).

1.32 “Proposed Purchaser” has the meaning set forth in Section 2.7(a).

1.33 “Proposed Sale” has the meaning set forth in Section 2.4(a).

1.34 “Restricted Period” means, with respect to any Restricted Stockholder, the period of time commencing on the date hereof and ending on the date of the final disposition of all of such Restricted Stockholder’s Shares.

1.35 “Restricted Stockholder” means each Stockholder other than the Majority Stockholder.

1.36 “Securities” has the meaning set forth in Section 2.7(a).

1.37 “Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute, all as the same shall be in effect from time to time.

1.38 “Selling Restricted Stockholder” has the meaning set forth in Section 4.1(a).

1.39 “Shares” means the issued and outstanding shares of Common Stock and any other series or class of capital stock of the Company which may from time to time come into existence.

1.40 “Stockholder” means any Person who owns Shares which were not acquired in violation of this Agreement.

1.41 “Tag Along Notice” has the meaning set forth in Section 2.4(c).

1.42 “Tag Along Right” has the meaning set forth in Section 2.4(c).

1.43 “Tag Along Stockholder” has the meaning set forth in Section 2.4(c).

1.44 “Third Party Purchaser” has the meaning set forth in Section 2.4(b).

1.45 “Transfer” has the meaning set forth in Section 2.2.

Section 2. Shares Subject to Agreement: Restrictions; Rights.

2.1 Shares Subject to Agreement. All Shares, whether currently outstanding or hereafter issued, shall be subject to this Agreement and to all the rights, privileges, preferences, obligations and restrictions hereof.

2.2 No Transfers. Except as permitted pursuant to Section 2.3 or as required under Section 2.4 or Section 2.5, and subject to Section 2.6, no Restricted Stockholder shall sell, assign, convey, transfer, encumber or in any other manner dispose of (each, a “Transfer”) any or all of the Shares held or owned by him, her or it without the prior written consent of the Majority Stockholder, which consent may be withheld in the Majority Stockholder’s absolute discretion. Any Transfer of Shares in violation of this Agreement is void ab initio.

2.3 Exempt Transfers. Notwithstanding anything to the contrary in Section 2.2, a Restricted Stockholder (other than any Restricted Stockholder who received Shares from another Restricted Stockholder pursuant to a transfer of such Shares that was in violation of this Agreement) may, upon prior written notice to the Majority Stockholder, make an Exempt Transfer. The following transfers by such Restricted Stockholder shall constitute “Exempt Transfers” as that term is used in this Agreement: (i) Transfers, whether inter vivos or by testate or intestate succession, to such Restricted Stockholder’s spouse or any one or more lineal ancestors, lineal descendants or siblings (whether by birth, adoption or marriage) of a Restricted Stockholder (collectively, “Family Members”), to any trust established for the benefit of such Restricted Stockholder and/or any Family Members of such Restricted Stockholder (each, a “Permitted Trust Holder”) and (ii) Transfers from any Permitted Trust Holder established by or for the benefit of such Restricted Stockholder to such Restricted Stockholder and/or the Family Members of such Restricted Stockholder. The Shares Transferred to any such permitted transferee enumerated in clauses (i) and (ii) of the preceding sentence shall remain subject to the provisions of this Agreement and such permitted transferee shall become a Restricted Stockholder for purposes of this Agreement. Each transferor in an Exempt Transfer shall cause each transferee to observe and comply with this Agreement and with all obligations and restrictions imposed hereby and to, promptly upon the request of the Majority Stockholder, execute an Additional Holder Signature Page.

2.4 Drag Along/Tag Along Rights. The Majority Stockholder shall be permitted to Transfer any or all of the Shares held or owned by it, subject, however, in the case of Transfers for value, to the following restrictions:

(a) Disposition Notice. If the Majority Stockholder proposes at any time to Transfer for value, whether in a single transaction or in a series of related transactions to one or more purchasers, including any redemption or repurchase of its Shares by the Company, (i) in the context of Section 2.4(b), all or substantially all of its Shares, or (ii) in the context of Section 2.4(c), but subject to the last sentence of this subsection (a), more than 5% of the then outstanding Shares (determined by dividing the number of Shares subject to the Transfer by the total number of Shares outstanding (on a fully diluted basis) for all classes and series of capital stock) of the Company (each a “Proposed Sale”) to any Person, then the Majority Stockholder shall send written notice (the “Disposition Notice”) to the other Stockholders specifying the identity and address of such Person, the number of Shares proposed to be sold, the proposed per Share sale price, the form of consideration to be paid, any other material terms and conditions of the Proposed Sale and, for bona fide sales subject to Section 2.4(b), if the Majority Stockholder is thereby exercising its Drag Along Right, notice of such exercise and the number of Shares of such other Stockholder subject to the Drag Along Right. Clause (ii) of this subsection (a) and the provisions of Section 2.4(c) shall not apply to: (A) a

Transfer by the Majority Stockholder to any Person, if the Majority Stockholder or any of its Affiliates Controls the Person to whom such Shares are proposed to be Transferred; (B) the pledge of or grant of a security interest or other collateral right in or to, or otherwise encumbering (collectively, a “Pledge”), any or all Shares held by the Majority Stockholder to any third-party lender (“Lender”) as collateral security for any loans from the Lender to the Majority Stockholder; or (C) any Transfer to the Lender in connection with the Lender’s exercise of its enforcement rights and remedies in respect of a Pledge.

(b) Drag Along Rights. In the event that the Proposed Sale is a bona fide sale or other bona fide transfer for value to a non-affiliated third party (a “Third Party Purchaser”), the Majority Stockholder shall have the right to require each of the other Stockholders to sell, and each of the other Stockholders hereby agrees to sell, an equal percentage (by number and by class and series of security, provided that all series of common stock shall be counted as one series for purposes of determining this percentage and such percentage shall be determined on a fully diluted basis) of his, her or its Shares (the “Drag Along Right”) to such Third Party Purchaser on the same terms and conditions, and at the same time as, the Proposed Sale. If the Majority Stockholder has by way of the Disposition Notice exercised its Drag Along Rights, then, promptly upon receipt of such Disposition Notice, each Stockholder (each, a “Drag Along Stockholder”) shall deliver or cause to be delivered to the Majority Stockholder (or such other Person as may be agreed upon between the Majority Stockholder and each such Drag Along Stockholder) to be held by the Majority Stockholder (or such other agreed upon Person) in escrow for sale or return upon the terms of this Section 2.4, the certificate or certificates representing the Shares to be sold pursuant to this Section 2.4(b), duly endorsed or accompanied by executed stock powers, together with a limited power-of-attorney authorizing the Majority Stockholder to sell such Shares in accordance with the terms of this Section 2.4(b). To the fullest extent of the law, the Stockholders expressly waive any appraisal rights conferred under the Delaware General Corporation Law for any transaction with respect to which the Drag Along Right is validly exercised.

(c) Tag Along Rights. Upon receipt of any Disposition Notice, subject to Section 2.4(a), each of the Restricted Stockholders shall have the right to require (the “Tag Along Right”) that the same percentage (by number and by class and series of security, provided that all series of common stock shall be counted as one series for purposes of determining this percentage and such percentage shall be determined on a fully diluted basis) of his, her or its Shares, as is determined by dividing the number of Shares being sold by the Majority Stockholder by the total number of Shares held by the Majority Stockholder, be sold as part of, and upon the same terms and conditions as, the Proposed Sale. The Tag Along Right shall be exercised by written notice (the “Tag Along Notice”) from the exercising Restricted Stockholder (each a “Tag Along Stockholder”) to the Majority Stockholder. The Tag Along Notice shall only be deemed effective if received by the Majority Stockholder on or before the thirtieth (30th) day after the Disposition Notice was received by such Tag Along Stockholder (for the avoidance of doubt, the Majority Stockholder shall not consummate the Proposed Sale prior to the earlier of (i) the expiration of such thirty (30) day period or (ii) receipt from each Restricted Stockholder of a Tag Along Notice or waiver of such Restricted

Stockholder’s Tag Along Right with respect to the applicable Proposed Sale). If a Restricted Stockholder’s Tag Along Notice is not timely received by the Majority Stockholder, then such Restricted Stockholder shall be deemed to have waived its Tag Along Right with respect to the applicable Proposed Sale. Promptly upon giving the Tag Along Notice, each Tag Along Stockholder shall deliver to or as directed by the Majority Stockholder the certificate or certificates representing his Shares of such Tag Along Stockholder to be sold as part of the Proposed Sale, duly endorsed or accompanied by executed stock powers, together with a limited power-of-attorney authorizing the Majority Stockholder to sell such Shares in accordance with the terms of this Section 2.4, which certificate or certificates shall be held in escrow for sale or return upon the terms of this Section 2.4.

(d) Payment. Promptly upon the consummation of any Proposed Sale, but in no event later than three (3) business days after such consummation, the Majority Stockholder shall deliver to each Drag Along Stockholder or Tag Along Stockholder, as the case may be, the total sale price of his, her or its Shares sold as part of the Proposed Sale (reduced by such Stockholder’s proportionate share, based on the number of Shares sold, of any escrow established in connection with such Proposed Sale and after deduction of his, her or its proportionate share, based on number of Shares sold, of the reasonable out-of-pocket expenses associated with such Proposed Sale), together with evidence of the expenses associated with, and the completion and time of completion of, such Proposed Sale. For avoidance of doubt, no separate deduction shall be made for expenses associated with any Proposed Sale which have been previously paid by the Company or a subsidiary, unless the agreement for such Proposed Sale requires all selling Stockholders to reimburse such expenses on a pro rata basis.

(e) Consummation. Notwithstanding anything herein to the contrary, the Majority Stockholder shall have 90 days from the date of receipt of any Disposition Notice during which to consummate the Proposed Sale to which such Disposition Notice relates. If, at the end of such 90 day period, the Majority Stockholder has not consummated the Proposed Sale, all certificates representing Shares delivered by either a Drag Along Stockholder or Tag Along Stockholder, as the case may be, to the Majority Stockholder for sale or other disposition as part of such Proposed Sale shall be returned to such Drag Along Stockholder or Tag Along Stockholder, as the case may be (or, if applicable, to the Company pursuant to Section 5), and the transaction contemplated by the Proposed Sale shall be deemed to be a new Proposed Sale and shall again be subject to the provisions of this Section 2.4.

(f) Limitations.

(i) Notwithstanding anything herein to the contrary, in the event that all of the Stockholders are required to provide indemnities in connection with the Proposed Sale, no Restricted Stockholder shall be required to be liable for more than such Person’s pro rata share (based upon the amount consideration received in exchange for its Shares) of any liability for indemnity, and such liability shall not exceed (A) the total purchase price or consideration received by such Stockholder for such Person’s Shares in the Proposed Sale (including any contingent payments) plus (B) such Stockholder’s pro rata share of any escrow established in connection with any such Proposed Sale.

(ii) Notwithstanding anything to the contrary, each Stockholder shall only be obligated to make representations and warranties in any such Proposed Sale as to (A) its title and ownership of the Shares to be sold by such Stockholder, including the absence of liens or encumbrances on such Shares, (B) its authorization, execution and delivery of the relevant documents by such Stockholder, and (C) the enforceability of the relevant documents against such Stockholder. Subject to subparagraph (f)(i) above, each Stockholder shall be severally liable for, and will provide a several indemnity with respect to, such representations and warranties made by such Stockholder.

2.5 Call Option Right.

(a) Voluntary Termination Without Sufficient Notice. If any person who is a Restricted Stockholder, or later becomes a Restricted Stockholder, voluntarily terminates his or her employment or other services with the Company or any of its subsidiaries without Good Reason, in each case on less than 45 days’ prior written notice without the Majority Stockholder’s waiver of receipt of such notice (other than in the case of termination due to death or permanent disability), or if the Company terminates the services of a Restricted Stockholder for Cause, then the parties hereto agree that the Company shall have the right, but not the obligation, to purchase for cash any or all Shares held by such Restricted Stockholder that were first issued, on or after the date that is 180 days prior to the effective date of termination of employment by such Restricted Stockholder, to such Restricted Stockholder pursuant to the exercise of an option granted under any stock option plan or other equity incentive plan of the Company. The purchase price per Share for all such Shares, if any, shall be equal to the option exercise price previously paid by such Restricted Stockholder for such Shares. A termination of employment by the Company without Cause or by the Restricted Stockholder for Good Reason shall not constitute a voluntary termination under this Section 2.5 nor require the aforementioned 45 days’ prior written notice; provided that this sentence is not intended to, nor does it, modify the definition of Good Reason and any notice requirements set forth in such definition.

(b) Cessation of Employment for Any Reason. In addition to any other rights set forth in Section 2.5(a) above, if any person, who is a Restricted Stockholder or later becomes a Restricted Stockholder, ceases employment or service with the Company or any Subsidiary of the Company, then the parties hereto agree that the Company shall have the right, but not the obligation, to purchase for cash any or all Shares held by such Restricted Stockholder that were issued to such Restricted Stockholder pursuant to the exercise of an option granted under any stock option plan or other equity incentive plan of the Company. The purchase price per Share for all such Shares, if any, shall be equal to: (i) if Optionee is terminated for Cause, the lower of: (A) the Option Price (as defined in the applicable option agreement), or the (B) Fair Market Value (as defined below), or (ii) if Optionee’s employment ceases for any other reason, the Fair Market Value (as defined below). The “Fair Market Value” of the Shares to be repurchased shall be, for purposes of this Section 2.5, determined in good faith by the Board as the date of the Board elects to exercise its repurchase rights pursuant to this Section 2.5.

(c) Exercise of Call Option Right. The Company’s right pursuant to Sections 2.5(a) and 2.5(b) (the “Call Option Right”) shall be exercisable for the period commencing on receipt of notice by the Majority Stockholder from the Company of the applicable Restricted Stockholder’s termination of employment until the date that is 180 days after the effective date of such termination or resignation (“Call Option Period”). Exercise of the Call Option Right shall be exercisable by a written notice (the “Call Option Notice”) to such Restricted Stockholder no later than the last day of the Call Option Period and shall be revocable by the Company at any time prior to consummation of such purchase. The Company may assign the Call Option Right to one or more persons.

(d) Mechanics for Call Option Right. The Company and the applicable Restricted Stockholder shall comply with the Call Option Right as follows:

(i) promptly upon (and in no event later than five (5) business days after) timely receipt of a Call Option Notice, such Restricted Stockholder shall deliver, or cause to be delivered, to the principal office of the Company the certificate(s) representing the applicable Shares so purchased, duly endorsed to (or accompanied by a signed stock power sufficient to transfer title thereof to) the Company; and

(ii) promptly upon (and in no event later than five (5) business days after) receipt of such certificate(s), the Company shall pay the purchase price for the Shares represented thereby to such Restricted Stockholder, by wire transfer of immediately available funds or by check mailed to such Restricted Stockholder at such address as shall be specified in writing by such Restricted Stockholder (or, absent such specification, to such Restricted Stockholder’s address of record as on file with the Company).

2.6 Expiration of Restrictions. All rights and obligations imposed pursuant to this Section 2 shall terminate:

(a) at any time upon the written agreement of the Company and all the Stockholders then party to this Agreement as it may be amended or revised from time to time;

(b) immediately upon the dissolution of the Company or the bankruptcy or insolvency of the Company;

(c) immediately upon the Company becoming subject, pursuant to an effective registration statement or otherwise, to the reporting requirements of the Securities Exchange Act of 1934, as amended; provided that any such registration statement covers the offer and sale of Shares of which the aggregate net proceeds attributable to sales for the account of the Company and the Stockholders exceed $50,000,000 (a “Reporting Event”); provided, further, that, in connection with a public offering pursuant to any such registration statement, the Stockholders shall be required to enter into customary lock-up agreements in such form as is generally required from company insiders by the lead underwriter in such offering; or

(d) immediately upon the acquisition by a Person (other than a Person owned by a majority of the Stockholders immediately after such acquisition) of all of the outstanding Shares of the Company, whether by way of merger or otherwise.

2.7 Pre-Emptive Rights.

(a) Rights to Purchase Additional Securities. So long as the restrictions imposed by Section 2 apply to the Restricted Stockholders and have not terminated pursuant to Section 2.6, except for Excluded Issuances (as defined in Section 2.7(c) below), if the Company authorizes the issuance to any Person (the “Proposed Purchaser”) of any of its Shares or other equity securities, debt securities containing equity features or other securities or other rights convertible into or containing options or rights to acquire any such debt or equity securities (collectively, “Securities”), the Company shall, within 30 days of such authorization, offer to sell by written notice (the “Offer Notice”) to each Stockholder who is a holder of record of Shares on the date of such authorization a portion of such Securities equal to the number of Securities to be so issued multiplied by the quotient determined by dividing (A) the number of Shares held by such Stockholder by (B) the number of Shares then outstanding (calculated assuming that all convertible securities shall be converted into Shares, to the extent then exercisable, immediately prior to such issuance). The Offer Notice shall describe the terms of the offering (which shall be identical to the terms of the issuance to the Proposed Purchaser), including, without limitation, the Securities offered and the price and other terms of sale, and shall set forth in reasonable detail the payment terms and such Stockholder’s percentage allotment.

(b) Notice of Acceptance. In order to exercise such Stockholder’s preemptive rights hereunder, each Stockholder must deliver a written notice to the Company within 10 days of receipt of the Offer Notice, describing such Stockholder’s election to purchase the Securities. If a Stockholder fails to timely exercise such Stockholder’s rights pursuant to this Section, the Company shall be entitled to sell such Securities which any Stockholder has not elected to purchase to the Proposed Purchaser following such expiration on terms and conditions no more favorable to the Proposed Purchaser thereof than those offered to the Stockholders.

(c) Excluded Issuances. “Excluded Issuances” means any Shares or any security exercisable, convertible or exchangeable for Shares that may be issued or sold (i) pursuant to stock options or restricted stock or similar arrangements issued or provided to managers, consultants, directors and/or employees of the Company or any of its subsidiaries (up to 25% of the Company’s total outstanding share capital (on a fully diluted basis)), (ii) other than for cash or cash equivalents as part of an arms’ length transaction in which the Company is acquiring control of an unaffiliated third-party from a person to whom such Shares are issued, (iii) pursuant to a public offering of the Company’s securities, or (iv) to a Person (including any existing Stockholder) lending money to the Company in an arms’ length transaction (but no more than a cumulative aggregate of 10% of the Company’s total outstanding share capital (on a fully diluted basis)).

(d) Bridge. Notwithstanding anything herein to the contrary, CODI will be permitted to bridge an offering of Securities (a “Bridge”) by purchasing such Securities without the Company first complying with the provisions of this Section 2.7; provided, that, after any such Bridge, CODI promptly offers the other holders of Common Stock the right to participate in such offering such that any they shall have the same opportunity and right to purchase (on the same price and other terms) the same portion of Securities as they would have had pursuant to this Section 2.7 if the Bridge had not occurred.

Section 3. Legend on Certificates. Each certificate representing Shares shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend (in addition to any legends as may be required pursuant to applicable state securities laws) substantially similar to the following:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED BY A HOLDER UNLESS AND UNTIL THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND, IF REQUIRED BY THE COMPANY, THE HOLDER HAS DELIVERED TO THE COMPANY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

THIS CERTIFICATE AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ALL RIGHTS HEREIN ARE SUBJECT TO AND TRANSFERABLE (INCLUDING WITHOUT LIMITATION BY WAY OF PLEDGE OR OTHER GRANT OF A SECURITY INTEREST THEREIN) ONLY IN ACCORDANCE WITH THE PROVISIONS OF THAT CERTAIN STOCKHOLDERS’ AGREEMENT, DATED AS OF AUGUST 31, 2016 AMONG THE COMPANY’S STOCKHOLDERS AND THE COMPANY, AS MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDERS’ AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, IS ON FILE AND AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY SALE, PLEDGE, GIFT, BEQUEST, TRANSFER, ASSIGNMENT, ENCUMBRANCE OR OTHER DISPOSITION OF THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY IN VIOLATION OF SAID STOCKHOLDERS’ AGREEMENT SHALL BE INVALID.

Section 4. Covenant Not To Compete.

4.1 Covenant Not to Compete. Each Restricted Stockholder who received consideration pursuant to the Merger Agreement, and to the extent applicable, the Contribution Agreement (including without limitation with respect to options to purchase stock) (a “Selling Restricted Stockholder”), and in consideration thereof, acknowledges the importance of protecting the business and goodwill of the Company and its subsidiaries and agrees and covenants that such Selling Restricted Stockholder, during the Restricted Period shall not, without the prior written consent of the Board (which may be withheld solely in the discretion of the Board):

(a) directly or indirectly, either for such Selling Restricted Stockholder or for any other person, partnership, corporation, company or other entity, own any interest in, manage, operate, join, control, participate in, consult with, render services for, be connected as a stockholder, member, manager, director, officer, employee or partner, or in any other manner engage in any business, firm, entity, organization or enterprise which (i) competes with the Company or its subsidiaries in any business engaged in by the Company and/or its subsidiaries anywhere in the world or (ii) is otherwise engaged in designing, making, manufacturing, selling, distributing, sourcing and/or marketing tactical or tactical-inspired apparel, outerwear, nylon, footwear, gear (including backpacks, bags, packs) and/or accessories, or any other business or operations engaged in or planned to be engaged in by the Company or any of its subsidiaries prior to or as of the Effective Date (as defined in the Merger Agreement) (the “Business”); provided, however, the foregoing shall not prohibit (A) such Selling Restricted Stockholder from beneficially owning up to 5% of the outstanding equity securities of a for-profit business, firm, entity or organization the equity securities of which are publicly traded, (B) such Selling Restricted Stockholder from being an employee or a consultant of the Company or any of its subsidiaries, (C) Selling Restricted Stockholder’s participation (whether as an employee, a consultant or otherwise) in a business or enterprise that derives no more than 10% of its total combined revenue from the Business, so long as Selling Restricted Stockholder does not use and does not provide to such enterprise any Confidential Information, is not employed by and does not have supervisory authority for the competing division of such enterprise, and the focus of Selling Restricted Stockholder’s responsibilities is with respect to the entire business enterprise and/or other division(s) not in the Business, and (D) for Francisco Morales only, (x) such Selling Restricted Stockholder from continuing to own a non-controlling interest in Arksun, so long as Arksun and the entities Arksun Controls operate as only a contract manufacturer, do not otherwise compete with the Business, and do not manufacture products that compete with the products of the Company for another company involved in the Business, or (y) Selling Restricted Stockholder from continuing to own an interest in High Energy Sports and/or Catella, so long as from the date of this Agreement, High Energy Sports and/or Catella do not introduce new products that would compete with the products of the Company in the Business; or

(b) directly or indirectly (i) solicit or induce, or attempt to solicit or induce or assist any Person in soliciting or inducing any employee or sales representative of the Company or any subsidiary to leave the employ or engagement of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any subsidiary and any such employee or sales representative thereof (provided, however, that posting an advertisement or notice of a job opening that is not targeted at the Company, any of its subsidiaries or any employees of the Company or its subsidiaries in a newspaper of general circulation or a publicly available web site or bulletin board shall not be deemed a violation of this clause (i), if such posting does not otherwise violate Section 4.1(a)), or (ii) solicit or induce or attempt to solicit or induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any subsidiary to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee or other business relation and the Company or any subsidiary (including, without limitation, making any negative or disparaging statements or communications about the Company, its subsidiaries or affiliates, or the respective directors, officers, employees or stockholders thereof).

Each such Selling Restricted Stockholder expressly acknowledges and agrees that the restrictions in this Section 4.1 are reasonable with respect to duration, scope and geographic area. In particular, each such Selling Restricted Stockholder acknowledges and agrees that the geographic scope of this restriction is necessary to protect the goodwill and confidential information of the Company and its Subsidiaries and affiliates, particularly in light of the global nature of their business. Each such Selling Restricted Stockholder expressly acknowledges and agrees that, because the Company and its subsidiaries and affiliates are likely to continue to conduct a like business during the Restricted Period, such restrictions are reasonable as to time. Each such Selling Restricted Stockholder acknowledges that the restrictions contained in this Section 4.1 are reasonable and that such Selling Restricted Stockholder has reviewed this Agreement with such Selling Restricted Stockholder’s legal counsel.

4.2 Interpretation. Whenever possible, each provision and term of this Section 4 will be interpreted in a manner to be effective and valid, but, if any provision or term of this Section 4 is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Section 4. If any of the covenants set forth in this Section 4 are held to be unreasonable, arbitrary or against public policy, then such covenants will be considered divisible with respect to scope, time and geographic area and shall be interpreted in such manner as to be effective and valid under applicable law, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against each such Restricted Stockholder.

Section 5. Custody of Shares by Company. To facilitate the enforcement of the rights and obligations agreed to herein by the parties, including, without limitation, the Transfer restrictions and the Drag-Along Right, each Restricted Stockholder acknowledges such rights and obligations and agrees that the Company or its designee shall hold each such Restricted Stockholder’s Shares for the benefit of such Restricted Stockholder, subject to any rights granted to another party as permitted herein. Each Restricted Stockholder shall promptly deliver to the Company all stock certificates evidencing the Shares of such holder, together with a stock power for transfer of such Shares, executed in blank and in a form acceptable to the Company and its counsel. Subject to any rights granted to another party as permitted herein, so long as the Company shall hold the Shares on behalf of a Restricted Stockholder, such Restricted Stockholder shall be entitled to exercise such holder’s right to vote such Shares and shall be entitled to receive any dividend (ordinary or extraordinary, whether paid in cash or property) or other distribution with respect to such Shares and shall be entitled to exercise all other rights of such Restricted Stockholder as a stockholder of the Company, except as explicitly provided for in this Agreement.

Section 6. Miscellaneous.

6.1 Arbitration.

(a) All controversies, claims, or disputes arising out of or related to this Agreement or the subject matter hereof or the interpretation, performance, or breach of this Agreement, including, but not limited to, the determination of the scope or applicability of this Section 6.1 (“Dispute”), except as otherwise set forth Section 6.1(c) below, shall be resolved according to the following procedures. In the event that the parties to a Dispute are unable to resolve any Dispute informally, then such Dispute shall be submitted to final and binding arbitration. The arbitration shall be initiated and conducted according to either the JAMS Streamlined (for claims under $250,000) Arbitration Rules and Procedures or the JAMS Comprehensive (for claims over $250,000) Arbitration Rules and Procedures of JAMS or its successor, except as modified herein, in effect at the time the request for arbitration is made (the “Arbitration Rules”). The arbitration shall be conducted in Orange County, California before a single neutral arbitrator appointed in accordance with the Arbitration Rules. The arbitrator shall follow Delaware law and the Federal Rules of Evidence in adjudicating the Dispute and shall have the right and authority to determine how his or her decision or determination as to each issue or matter in dispute may be implemented or enforced. Subject to the parties’ ability to vacate a decision or award under the Federal Arbitration Act, any decision or award of the arbitrator shall be final, binding and conclusive on the parties to this Agreement and their respective affiliates. The arbitrator will provide a detailed written statement of decision, which will be part of the arbitration award and admissible in any judicial proceeding to confirm, correct, or vacate the award. Unless the parties to the Dispute agree otherwise, the neutral arbitrator shall be a former or retired judge or justice of any California state or federal court. If any party refuses to perform any or all of its obligations under the final arbitration award (following any petition to correct or vacate the final arbitration award, if applicable) within thirty (30) days of such award being rendered, then the other parties may enforce the final award in any court of competent jurisdiction. The parties to the Dispute agree to equally split the administrative fee and the compensation of the arbitrator; provided, however, that, at the conclusion of the arbitration, the arbitrator shall award costs and expenses (including the costs of the arbitration previously advanced and the reasonable attorneys’ fees and costs of the prevailing party) to the prevailing party.

(b) The parties hereto agree that any action to compel arbitration pursuant to this Agreement may be brought in the appropriate federal or state court in Orange County, California. Application may also be made to such court for confirmation of any decision or award of the arbitrator, for an order of the enforcement and for any other remedies which may be necessary to effectuate such decision or award. The parties hereto hereby consent to the jurisdiction of the arbitrator and of such court and waive any objection to the jurisdiction of such arbitrator and court.

(c) Notwithstanding the foregoing provisions of this Section 6.1, nothing contained herein shall require arbitration of any issue arising under this Agreement for which injunctive relief or specific performance is actually sought successfully by any party hereto. Any action, suit or other proceeding initiated by any party hereto against any other party for injunctive relief, specific performance or to enforce this Section 6.1 or any decision or award of the arbitrator may be brought in a court of competent jurisdiction in Orange County, California, or in the event that such court does not have subject matter jurisdiction over such action or proceeding, a federal court located in Orange County, California. The parties hereto hereby submit themselves to the jurisdiction of any such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

(d) The parties hereto shall keep confidential any arbitration proceeding and any decisions and awards rendered by the arbitrator, and shall not disclose any information regarding any arbitration proceeding (including, without limitation, the existence of any arbitration proceeding and any resulting decisions or awards) except (i) as may be necessary to prepare for or conduct the arbitration hearing on the merits, (ii) as may be necessary in connection with a court application as contemplated by Sections 6.1(b) and 6.1(c) above, (iii) to its current or prospective advisors, lenders, investors or acquirers, or (iv) as otherwise required by rule, regulation, or law or judicial decision.

6.2 Effectiveness of Transfers. No Shares shall be Transferred on the Company’s books and records, and Transfers of Shares shall be otherwise ineffective, unless any such transfer is made pursuant to and in accordance with the terms and conditions of this Agreement.

6.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing (and shall be deemed to have been duly given or made when received) by delivery in person, by facsimile, electronic mail, cable, telecopy, telegram or telex (if being sent electronically, a written confirmation shall be required to be mailed to the receiving parties), by registered or certified mail (postage prepaid, return receipt requested), or by express mail through a nationally recognized overnight courier, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

Company:                        5.11 ABR Corp.

c/o Compass Group Diversified Holdings LLC

2010 Main Street, Suite 1220

Irvine, CA 92614

Attn: Patrick A. Maciariello

Facsimile No.: (949) 333-5043

Majority Stockholder:   Compass Group Diversified Holdings LLC

2010 Main Street, Suite 1220

Irvine, CA 92614

Attn: Patrick A. Maciariello

Facsimile No.: (949) 333-5043

with copies to:               Paul Hastings LLP

695 Town Center Drive, Seventeenth Floor

Costa Mesa, CA 92626

Attention: Brandon Howald

Facsimile No.: (714) 979-1921

The other Stockholders listed on the signature page hereto:	As applicable, to the address of each such Stockholder set forth on the signature page hereto.

Any Additional Holders:	As applicable, to the address of each Additional Holder set forth on the Additional Holder Signature Page.

6.4 Specific Performance. Due to the fact that the Shares cannot be readily purchased or sold in the open market, and for other reasons, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of a breach or a threatened breach of any of the provisions of this Agreement by any of the parties hereto, the other parties would suffer irreparable harm, and, in addition and supplementary to other rights and remedies existing in their favor, such other parties shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). Nothing herein shall be construed as prohibiting such other parties from pursuing any other remedies available to them, at law or in equity, for any breach or threatened breach of this Agreement, including recovery of damages.

6.5 Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes any and all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, this Agreement does not amend, supersede or otherwise affect the noncompetition provisions of any employment or noncompetition agreement between the Company and/or any of its subsidiaries, on the one hand, and any Stockholder, on the other hand.

6.6 Amendments. This Agreement may be amended, in whole or in part, only by the affirmative vote or written consent of Stockholders holding more than 50% of the voting power of all issued and outstanding Shares; provided, however, for so long as the Majority Stockholder or any Affiliate thereof holds at least twenty percent (20%) of the Shares held by the Majority Stockholder on the date hereof, the affirmative vote or written consent of the Majority Stockholder shall be required to approve any such amendment; provided, further, if any amendment to this Agreement materially adversely affects the rights of the Restricted Stockholders as a group in a disproportionate manner compared to the effect of such amendment on the other Stockholders as a group, then the affirmative vote or consent of a majority of the Shares held by the Restricted Stockholders shall be required to approve any such amendment.

6.7 Waiver. Any party may waive compliance by any other with any of the covenants or conditions herein, but no waiver shall be binding unless executed in writing by the party making the waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

6.8 Successors: Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Majority Stockholder, its successors and permitted assigns, and the Restricted Stockholders, their heirs, personal representatives, successors and permitted assigns; provided, however, that nothing contained herein shall be construed as granting any Stockholder the right to transfer his, her or its Shares except as expressly provided in this Agreement.

6.9 Section Headings. The headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

6.10 Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

6.11 Interpretations. When the context in which words are used in this Agreement indicates that such is the intent, words used in the singular shall have a comparable meaning when used in the plural and vice versa; pronouns stated in the masculine, feminine or neuter shall include each other gender.

6.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Any party may execute this Agreement by electronic signature (including facsimile or scanned email), and the other parties will be entitled to rely on such signature as conclusive evidence that this Agreement has been duly executed by such party.

6.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law of such State.

6.14 No Effect Upon Lending Relationship. Notwithstanding anything herein to the contrary, nothing contained in this Agreement shall affect, limit or impair the rights and remedies of CODI (in its capacity as lender to the Company), any of their respective Affiliates or any other lender in its capacity as lender to the Company or any of its Affiliates or subsidiaries pursuant to any agreement under which the Company or such Affiliate or subsidiary has borrowed money. Without limiting the generality of the foregoing, neither CODI nor any such other Person, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have any duty to consider (a) its status as a direct or indirect Stockholder of the Company, (b) the interests of the Company or any of its subsidiaries or (c) any duty it may have to any other direct or indirect Stockholder of the Company, except as may be required under the applicable loan documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“COMPANY”

5.11 ABR Corp.

By:	/s/ Zach Sawtelle

Name: Zach Sawtelle
Title: Assistant Secretary

Address for notices:

c/o Compass Group Management LLC

2010 Main Street, Suite 1220

Irvine, CA 92614

Attn: Patrick A. Maciariello

Facsimile No.: (949) 333-5043

Email: pat@compassequity.com

with copies to:

Paul Hastings LLP

695 Town Center Drive, Seventeenth Floor

Costa Mesa, California 92626

Attn: Brandon Howald

Facsimile No.: (714) 979-1921

[Signature Page to Stockholders’ Agreement – Company and

Majority Stockholder]

“MAJORITY STOCKHOLDER” COMPASS GROUP DIVERSIFIED HOLDINGS LLC

By:	/s/ Ryan J. Faulkingham

Name: Ryan J. Faulkingham
Title: CFO

Address for notices:

c/o Compass Group Management LLC

2010 Main Street, Suite 1220

Irvine, CA 92614

Attn: Patrick A. Maciariello

Facsimile No.: (949) 333-5043

Email: pat@compassequity.com

with copies to:

Paul Hastings LLP

695 Town Center Drive, Seventeenth Floor

Costa Mesa, California 92626

Attn: Brandon Howald

Facsimile No.: (714) 979-1921

[Signature Page to Stockholders’ Agreement – Company and

Majority Stockholder]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OTHER STOCKHOLDERS

/s/ Thomas E. Davin
Thomas E. Davin

Address for notices:

Thomas E. Davin

[***]

With copies to:

Attn:

Facsimile No.:

[Signature Page to Stockholders’ Agreement – Other Stockholders]

IN WlTNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OTHER STOCKHOLDERS

/s/ Joel S. Alarcon
Name: Joel S Alarcon

Address for notices:

Name:	Joel S. Alarcon

Address:	[***]
Facsimile No.:

With copies to:

Attn:

Facsimile No.:

[Signature Page to Stockholders’ Agreement – Other Stockholders]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OTHER STOCKHOLDERS

/s/ Linda J. Brandt
Name: Linda J. Brandt

Address for notices:

Name:	Linda J. Brandt

Address:	[***]

Facsimile No.:

With copies to:

Attn:

Facsimile No.:

[Signature Page to Stockholders’ Agreement Other Stockholders]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OTHER STOCKHOLDERS

/s/ Frank Cappo

Address for notices:

Frank Cappo
[***]

Attn:

Facsimile No.:

With copies to:

Frank Cappo
[***]

Attn:

Facsimile No.:

[Signature Page to Stockholders’ Agreement – Other Stockholders]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OTHER STOCKHOLDERS

/s/ Cyrus DeVere
Name:	Cyrus DeVere

Address for notices:

Name:	Cyrus DeVere

Address:	[***]

Facsimile No.:

With copies to:

Attn:

Facsimile No.:

[Signature Page to Stockholders’ Agreement - Other Stockholders]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OTHER STOCKHOLDERS

/s/ J.W. Driessen
Name:	J.W. Driessen

Address for notices:

Name:	J.W. Driessen

Address:	[***]

Facsimile No.:

With copies to:

Attn:

Facsimile No.:

[Signature Page to Stockholders’ Agreement - Other Stockholders]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OTHER STOCKHOLDERS

/s/ David Hein
Name:	David Hein

Address for notices:

Name:	David Hein

Address:

[***]
Facsimile No.:

With copies to:

Attn:

Facsimile No.:

[Signature Page to Stockholders’Agreement - Other Stockholders]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OTHER STOCKHOLDERS

/s/ Kyle Lamb
Name:	Kyle Lamb

Address for notices:

Name:	Kyle and Melynda Lamb

Address:	[***]

Facsimile No.:

With copies to:

Attn:

Facsimile No.:

[Signature Page to Stockholders’ Agreement - Other Stockholders]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OTHER STOCKHOLDERS

/s/ Vivian Lee
Name:	Vivian Lee

Address for notices:

Name:	Vivian Lee

Address:	[***]

Facsimile No.:

With copies to:

Attn:

Facsimile No.:

[Signature Page to Stockholders’ Agreement - Other Stockholders]

/s/ Francisco Morales
Francisco Morales

Address for notices:

Name:	Francisco Morales

Address:	[***]

Facsimile No.:

With copies to:

Attn:

Facsimile No.:

[Signature Page to Stockholders’ Agreement - Other Stockholders]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OTHER STOCKHOLDERS

/s/ Peter Novak
Name:	Peter Novak

Address for notices:

Name:	Peter Novak

Address:	[***]

Facsimile No.:

With copies to:

Attn:

Facsimile No.:

[Signature Page to Stockholders’ Agreement – Other Stockholders]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OTHER STOCKHOLDERS

/s/ Jeffrey B. Roberts
Name:	Jeffrey B. and Erica A. Roberts Family Trust

Address for notices:

Name:	Jeffrey B. Roberts

Address:	[***]

Facsimile No.:

With copies to:

Attn:

Facsimile No.:

[Signature Page to Stockholders’ Agreement – Other Stockholders]

/s/ Matt Sinclair
Matt Sinclair

Address for notices:

Name:	Matt Sinclair

Address:	[***]

Facsimile No.:

With copies to:

Attn:

Facsimile No.:

[Signature Page to Stockholders’ Agreement – Other Stockholders]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OTHER STOCKHOLDERS

/s/ Brian M. Tripp
Name:	Brian M. Tripp

Address for notices:

Name:	Brian M. Tripp

Address:	[***]

Facsimile No.:

With copies to:

Attn:

Facsimile No.:

[Signature Page to Stockholders’ Agreement – Other Stockholders]

/s/ Dave Unter
Dave Unter

Address for notices:

Name:	Dave Unter

Address:	[***]

Facsimile No.:

With copies to:

Attn:

Facsimile No.:

[Signature Page to Stockholders’ Agreement – Other Stockholders]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OTHER STOCKHOLDERS

/s/ Kevin Weissman
Name:	Kevin Weissman

Address for notices:

Name:	Kevin Weissman

Address:	[***]

Facsimile No.:

With copies to:

Attn:

Facsimile No.:

[Signature Page to Stockholders’ Agreement – Other Stockholders]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OTHER STOCKHOLDERS

/s/ Shane Will
Name:	Shane Will

Address for notices:

Name:	Shane Will

Address:	[***]

Facsimile No.:

With copies to:

Attn:

Facsimile No.:

[Signature Page to Stockholders’ Agreement – Other Stockholders]

EXHIBIT A

ADDITIONAL HOLDER SIGNATURE PAGE

The undersigned, desiring to become a stockholder of 5.11 ABR Corp., a Delaware corporation (the “Company”), and treated as a Restricted Stockholder, hereby agrees to all of the terms of that certain Stockholders’ Agreement dated as of ________ __, 2016, as amended from time to time, among the Company and its stockholders, and agrees to be bound by the terms and provisions thereof.

Executed by the undersigned as a Stockholder of the Company.

Number of Shares: ______________shares of Common Stock

RESTRICTED STOCKHOLDER:

By:

Name:

Print

Tax ID No.:

Address:

Date: